Exhibit 99.1
Asana Announces Record First Quarter Fiscal 2023 Revenues

First quarter revenue grew 57% year over year
Revenues from customers spending $5,000 or more on an annualized basis grew 73% year over year
Customers spending $50,000 or more on an annualized basis increased to 979, up 102% year over year

June 2, 2022 – San Francisco, CA – Asana, Inc. (NYSE: ASAN)(LTSE: ASAN), a leading work management platform for teams, today reported financial results for its first quarter fiscal 2023 ended April 30, 2022.

“We reported strong revenue growth in the first quarter and we set a new record for the largest deployment in the company’s history at over 100,000 seats," said Dustin Moskovitz, co-founder and chief executive officer of Asana. “Our investments in enterprise are paying off. We are closing bigger net new customers, our largest customers are expanding at a fast pace and our revenue mix from our Enterprise and Business tier continues to climb. We believe Asana is the easiest to adopt work management platform for companies of all sizes. It aligns teams around goals and the work needed to achieve them, coordinates that work cross-functionally, and gives real-time visibility into progress along the way.”

First Quarter Fiscal 2023 Financial Highlights

•Revenues: Revenues were $120.6 million, an increase of 57% year over year.
•Operating Loss: GAAP operating loss was $96.2 million, or 80% of revenues, compared to GAAP operating loss of $50.0 million, or 65% of revenues, in the first quarter of fiscal 2022. Non-GAAP operating loss was $54.7 million, or 45% of revenues, compared to non-GAAP operating loss of $33.3 million, or 43% of revenues, in the first quarter of fiscal 2022.
•Net Loss: GAAP net loss was $98.9 million, compared to GAAP net loss of $60.7 million in the first quarter of fiscal 2022. GAAP net loss per share was $0.52, compared to GAAP net loss per share of $0.37 in the first quarter of fiscal 2022. Non-GAAP net loss was $57.4 million, compared to non-GAAP net loss of $33.8 million in the first quarter of fiscal 2022. Non-GAAP net loss per share was $0.30, compared to non-GAAP net loss per share of $0.21 in the first quarter of fiscal 2022.
•Cash Flow: Cash flows from operating activities were negative $41.1 million, compared to negative $7.4 million in the first quarter of fiscal 2022. Free cash flow was negative $42.2 million, compared to negative $7.7 million in the first quarter of fiscal 2022.

Business Highlights

•Ended the quarter with over 126,000 paying customers.
•The number of customers spending $5,000 or more on an annualized basis in Q1 grew to 16,689, an increase of 48% year over year. Revenues from these customers in Q1 grew 73% year over year.
•The number of customers spending $50,000 or more on an annualized basis in Q1 grew to 979, an increase of 102% year over year.
•Overall dollar-based net retention rate in Q1 was over 120%.
•Dollar-based net retention rate for customers with $5,000 or more in annualized spend in Q1 was over 130%.
•Dollar-based net retention rate for customers with $50,000 or more in annualized spend in Q1 was over 145%.

Exhibit 99.1
•Released the third annual Asana Anatomy of Work Index, an in-depth analysis into how people spend time at work informed by 10,624 knowledge workers across Australia, France, Germany, Japan, Singapore, the U.K., and the U.S. Findings include:
◦Employees spend 58% of their workday on work about work
◦Employees waste 6 working weeks each year on duplicated work and unnecessary meetings
◦Almost 1 in 4 workers experienced burnout 4 or more times last year
•On May 23, announced a new strategic partnership with Align Technology, a leading global medical device company, to provide Invisalign® system trained dental and orthodontic practices in the U.S. with Asana Smiles™ for Align, a customizable Health Insurance Portability and Accountability Act (HIPAA) compliant work management template, enabling clearer communication and coordination throughout the lifecycle of a patient’s Invisalign treatment.
•Expanded to support Indonesian - Asana is now available in 14 languages.
•Recognized on Inc. Magazine’s annual list of the Best Workplaces for the fifth year in a row.
•Named a Best Workplaces in Ireland for the third year in a row by Great Places to Work.

Financial Outlook

For the second quarter of fiscal 2023, Asana expects:
•Revenues of $127.0 million to $128.0 million, representing year over year growth of 42% to 43%.
•Non-GAAP operating loss of $74.0 million to $72.0 million.
•Non-GAAP net loss per share of $0.39 to $0.38, assuming basic and diluted weighted average shares outstanding of approximately 191 million.

For fiscal year 2023, Asana expects revenues of $536.0 million to $540.0 million, representing year over year growth of 42% to 43%.

These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause Asana’s actual results to materially differ from these forward-looking statements.

A reconciliation of non-GAAP outlook measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that may be incurred in the future. Asana has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its first quarter fiscal year 2023 non-GAAP results included in this press release.

Earnings Conference Call Information

Asana will hold a conference call and live webcast today to discuss these results at 1:30 p.m. Pacific Time. A live webcast and replay will be available on the Asana Investor Relations website at: https://investors.asana.com. The conference call can also be accessed by dialing (844) 200-6205, or +1 929-526-1599 (outside of the US). The conference access code is 919735.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and

Exhibit 99.1
assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about Asana’s outlook for the second fiscal quarter and the full fiscal year ending January 31, 2023, expected benefits of our offerings, Asana’s market position, and potential market opportunities. Forward-looking statements generally relate to future events or Asana’s future financial or operating performance. Forward-looking statements include all statements that are not historical facts and in some cases can be identified by terms such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “continue,” “could,” “potential,” “may,” “will,” “goal,” or similar expressions and the negatives of those terms. However, not all forward-looking statements contain these identifying words. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including factors beyond Asana’s control, that may cause Asana’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: Asana’s ability to achieve future growth and sustain its growth rate, Asana’s ability to attract and retain customers and increase sales to its customers, Asana’s ability to develop and release new products and services and to scale its platform, Asana’s ability to increase adoption of its platform through Asana’s self-service model, Asana’s ability to maintain and grow its relationships with strategic partners, the highly competitive and rapidly evolving market in which Asana participates, Asana’s international expansion strategies, and the impact of the COVID-19 pandemic. Further information on risks that could cause actual results to differ materially from forecasted results are included in Asana’s filings with the SEC, including Asana’s Annual Report on Form 10-K for the year ended January 31, 2022. Any forward-looking statements contained in this press release are based on assumptions that Asana believes to be reasonable as of this date. Except as required by law, Asana assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, Asana uses certain non-GAAP financial measures to understand and evaluate its core operating performance. In this release, Asana’s non-GAAP gross profit, gross margin, operating expenses, operating expenses as a percentage of revenue, operating loss, operating margin, net loss, net loss per share, free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations. These non-GAAP financial measures, which may be different from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of Asana’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found in the accompanying financial statements included with this press release.

Asana believes that these non-GAAP financial measures provide useful information about its financial performance, enhance the overall understanding of Asana’s past performance and future prospects, facilitate period-to-period comparisons of operations, and allow for greater transparency with respect to important metrics used by Asana’s management for financial and operational decision-making. Asana is presenting these non-GAAP financial metrics to assist investors in seeing its financial performance through the eyes of management, and because Asana believes that these measures provide an additional tool for investors to use in comparing its core financial performance over multiple periods with other companies in Asana’s industry.

Exhibit 99.1
Asana believes excluding the following items from the GAAP Condensed Consolidated Statements of Operations is useful to investors and others in assessing Asana’s operating performance due to the following factors:

•Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies.
•Employer payroll tax associated with RSUs. The amount of employer payroll tax-related items on employee stock transactions is dependent on Asana’s stock price and other factors that are beyond its control and that do not correlate to the operation of the business.
•Non-cash and non-recurring expenses. Non-cash expenses include the amortization of debt discount and non-cash interest related to the senior mandatory convertible promissory notes and non-recurring expenses include direct listing fees. Asana believes the exclusion of the non-cash and non-recurring items provides useful supplemental information to investors and facilitates the analysis of our operation results and comparison of operating results across reporting periods.

There are a number of limitations related to the use of non-GAAP measures as compared to GAAP measures of gross profit, gross margin, operating expenses, operating expenses as a percentage of revenue, operating loss, operating margin, net loss, and net loss per share, including that the non-GAAP measures exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in Asana’s business and an important part of its compensation strategy.

Asana also uses the non-GAAP financial measure of free cash flow, which is defined as net cash used in operating activities less cash used for purchases of property and equipment and capitalized internal-use software costs, plus non-recurring expenditures such as capital expenditures from the purchases of property and equipment associated with the build-out of Asana’s corporate headquarters in San Francisco. Asana believes free cash flow is an important liquidity measure of the cash that is available, after capital expenditures and operational expenses, for investment in its business and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures Asana’s ability to generate or use cash. There are a number of limitations related to the use of free cash flow as compared to net cash from operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

Definitions of Business Metrics

Customers spending over $5,000 and $50,000 on an annualized basis

We define customers spending over $5,000 and $50,000 as those organizations on a paid subscription plan that had $5,000 or more or $50,000 or more in annualized GAAP revenues in a given quarter, respectively, inclusive of discounts.

Dollar-based net retention rate

Asana’s reported dollar-based net retention rate equals the simple arithmetic average of its quarterly dollar-based net retention rate for the four quarters ending with the most recent fiscal quarter. Asana calculates its dollar-based net retention rate by comparing its revenues from the same set of customers in a given quarter, relative to the comparable prior-year period. To calculate Asana’s dollar-based net retention rate for a given quarter, Asana starts

Exhibit 99.1
with the revenues in that quarter from customers that generated revenues in the same quarter of the prior year. Asana then divides that amount by the revenues attributable to that same group of customers in the prior-year quarter. Current period revenues include any upsells and are net of contraction or attrition over the trailing 12 months, but exclude revenues from new customers in the current period. Asana expects its dollar-based net retention rate to fluctuate in future periods due to a number of factors, including the expected growth of its revenue base, the level of penetration within its customer base, and its ability to retain its customers.

About Asana

Asana helps teams orchestrate their work, from small projects to strategic initiatives. Headquartered in San Francisco, CA, Asana has more than 126,000 paying customers and millions of free organizations across 190 countries. Global customers such as Amazon, Affirm, Japan Airlines, and Sky rely on Asana to manage everything from company objectives to digital transformation to product launches and marketing campaigns. For more information, visit www.asana.com.
Disclosure of Material Information
Asana announces material information to its investors using SEC filings, press releases, public conference calls, and on its investor relations page of Asana’s website at https://investors.asana.com. Asana uses these channels, as well as social media, including its Twitter account (@asana), its blog (blog.asana.com), its LinkedIn page (www.linkedin.com/company/asana), its Instagram account (@asana), and its Facebook page (www.facebook.com/asana/), to communicate with investors and the public about Asana, its products and services and other matters. Therefore, Asana encourages investors, the media and others interested in Asana to review the information it makes public in these locations, as such information could be deemed to be material information.

Catherine Buan
Asana Investor Relations
ir@asana.com

Stephanie Hess
Asana Corporate Communications
press@asana.com

Exhibit 99.1
ASANA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2022	2021
Revenues	$120,646	$76,673
Cost of revenues(1)	12,438	7,914
Gross profit	108,208	68,759
Operating expenses:
Research and development(1)	65,205	39,967
Sales and marketing(1)	96,123	56,784
General and administrative(1)	43,112	21,990
Total operating expenses	204,440	118,741
Loss from operations	(96,232)	(49,982)
Interest income and other income (expense), net	(1,346)	8
Interest expense	(357)	(10,374)
Loss before provision for income taxes	(97,935)	(60,348)
Provision for income taxes	933	310
Net loss	$(98,868)	$(60,658)
Net loss per share:
Basic and diluted	$(0.52)	$(0.37)
Weighted-average shares used in calculating net loss per share:
Basic and diluted	189,590	162,079
_______________
(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended April 30,
	2022	2021
Cost of revenues	$321	$120
Research and development	21,129	9,140
Sales and marketing	12,489	4,153
General and administrative	5,970	2,618
Total stock-based compensation expense	$39,909	$16,031

ASANA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	April 30, 2022	January 31, 2022
Assets
Current assets
Cash and cash equivalents	$197,328	$240,403
Marketable securities	84,057	71,628
Accounts receivable, net	66,978	59,085
Prepaid expenses and other current assets	48,620	40,278
Total current assets	396,983	411,394
Property and equipment, net	98,229	99,632
Operating lease right-of-use assets	173,675	174,083
Investments, noncurrent	1,128	2,760
Other assets	21,056	19,166
Total assets	$691,071	$707,035
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$15,819	$11,557
Accrued expenses and other current liabilities	60,562	60,915
Deferred revenue, current	198,938	170,143
Operating lease liabilities, current	13,945	12,573
Total current liabilities	289,264	255,188
Term loan, net	33,450	34,612
Deferred revenue, noncurrent	3,088	4,082
Operating lease liabilities, noncurrent	206,869	208,422
Other liabilities	2,427	891
Total liabilities	535,098	503,195
Stockholders’ equity
Common stock	2	2
Additional paid-in capital	1,085,875	1,034,252
Accumulated other comprehensive loss	(1,248)	(626)
Accumulated deficit	(928,656)	(829,788)
Total stockholders’ equity	155,973	203,840
Total liabilities and stockholders’ equity	$691,071	$707,035

ASANA, INC.
SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended April 30,
	2022	2021
Cash flows from operating activities
Net loss	$(98,868)	$(60,658)
Adjustments to reconcile net loss to net cash used in operating activities:
Allowance for doubtful accounts	627	196
Depreciation and amortization	3,104	973
Amortization of deferred contract acquisition costs	3,045	1,629
Stock-based compensation expense	39,909	16,031
Net amortization of premium on marketable securities	55	336
Non-cash lease expense	3,639	4,526
Amortization of discount on convertible notes and term loan issuance costs	4	6,251
Non-cash interest expense	—	3,930
Changes in operating assets and liabilities:
Accounts receivable	(8,531)	(3,182)
Prepaid expenses and other current assets	(11,803)	(2,383)
Other assets	(2,196)	(1,858)
Accounts payable	4,681	(2,451)
Accrued expenses and other liabilities	791	2,827
Deferred revenue	27,801	20,025
Operating lease liabilities	(3,391)	6,364
Net cash used in operating activities	(41,133)	(7,444)
Cash flows from investing activities
Purchases of marketable securities	(46,554)	(34,002)
Sales of marketable securities	—	351
Maturities of marketable securities	35,581	44,352
Purchases of property and equipment	(1,048)	(16,969)
Capitalized internal-use software costs	(70)	(183)
Net cash used in investing activities	(12,091)	(6,451)
Cash flows from financing activities
Proceeds from term loan, net of issuance costs	—	9,000
Repayment of term loan	(667)	(167)
Repurchases of common stock	—	(13)
Proceeds from exercise of stock options	2,228	2,974
Proceeds from employee stock purchase plan	9,156	6,127
Net cash provided by financing activities	10,717	17,921
Effect of foreign exchange rates on cash and cash equivalents	(568)	29
Net increase (decrease) in cash and cash equivalents	(43,075)	4,055
Cash and cash equivalents
Beginning of period	240,403	259,878
End of period	$197,328	$263,933

ASANA, INC.
Reconciliation of GAAP to Non-GAAP Data
(In thousands, except percentages)
(unaudited)

	Three Months Ended April 30,
	2022	2021
Reconciliation of gross profit and gross margin
GAAP gross profit	$108,208	$68,759
Plus: stock-based compensation and related employer payroll tax associated with RSUs	332	123
Non-GAAP gross profit	$108,540	$68,882
GAAP gross margin	89.7%	89.7%
Non-GAAP adjustments	0.3%	0.1%
Non-GAAP gross margin	90.0%	89.8%
Reconciliation of operating expenses
GAAP research and development	$65,205	$39,967
Less: stock-based compensation and related employer payroll tax associated with RSUs	(22,081)	(9,498)
Non-GAAP research and development	$43,124	$30,469
GAAP research and development as percentage of revenue	54.0%	52.1%
Non-GAAP research and development as percentage of revenue	35.7%	39.7%

GAAP sales and marketing	$96,123	$56,784
Less: stock-based compensation and related employer payroll tax associated with RSUs	(12,849)	(4,323)
Non-GAAP sales and marketing	$83,274	$52,461
GAAP sales and marketing as percentage of revenue	79.7%	74.1%
Non-GAAP sales and marketing as percentage of revenue	69.0%	68.4%

GAAP general and administrative	$43,112	$21,990
Less: stock-based compensation and related employer payroll tax associated with RSUs	(6,254)	(2,735)
Non-GAAP general and administrative	$36,858	$19,255
GAAP general and administrative as percentage of revenue	35.7%	28.7%
Non-GAAP general and administrative as percentage of revenue	30.6%	25.1%
Reconciliation of operating loss and operating margin
GAAP loss from operations	$(96,232)	$(49,982)
Plus: stock-based compensation and related employer payroll tax associated with RSUs	41,516	16,679
Non-GAAP loss from operations	$(54,716)	$(33,303)
GAAP operating margin	(79.8)%	(65.2)%
Non-GAAP adjustments	34.4%	21.8%
Non-GAAP operating margin	(45.4)%	(43.4)%

ASANA, INC.
Reconciliation of GAAP to Non-GAAP Data
(In thousands, except percentages and per share data)
(unaudited)

	Three Months Ended April 30,
	2022	2021
Reconciliation of net loss
GAAP net loss	$(98,868)	$(60,658)
Plus: stock-based compensation and related employer payroll tax associated with RSUs	41,516	16,679
Plus: amortization of debt discount	—	6,246
Plus: non-cash interest	—	3,930
Non-GAAP net loss	$(57,352)	$(33,803)
Reconciliation of net loss per share
GAAP net loss per share, basic	$(0.52)	$(0.37)
Non-GAAP adjustments to net loss	0.22	0.16
Non-GAAP net loss per share, basic	$(0.30)	$(0.21)
Weighted-average shares used in GAAP and non-GAAP per share calculation, basic and diluted	189,590	162,079

	Three Months Ended April 30,
	2022	2021
Computation of free cash flow
Net cash used in investing activities	$(12,091)	$(6,451)
Net cash provided by financing activities	$10,717	$17,921
Net cash used in operating activities	$(41,133)	$(7,444)
Less: purchases of property and equipment	(1,048)	(16,969)
Less: capitalized internal-use software costs	(70)	(183)
Plus: purchases of property and equipment from build-out of corporate headquarters	2	16,662
Plus: direct listing expenses	—	270
Free cash flow	$(42,249)	$(7,664)